UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported) March 3, 2009 (February 27, 2009)

Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On February 27, 2009, Ms. Katherine Savitt was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board. Ms. Savitt will serve as a Class II director and her term will expire at the 2009 annual meeting of stockholders of the Company.

There is no arrangement or understanding between Ms. Savitt and any other person pursuant to which Ms. Savitt was elected as a director. Ms. Savitt will serve as a member of the Board's Nominating and Corporate Governance Committee and its Compensation Committee.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Savitt had, or will have, a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2009, the Company issued a press release announcing the election of Ms. Savitt as a director and the extension of its share repurchase program. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 8.01.	Other Events.

On February 27, 2009, the Board extended the duration of the Company’s previously announced $50 million share repurchase program for one additional year, subject to further extension by the Board.  Under the extended share repurchase program, the Company currently intends to purchase up to $50 million of its common stock in the open market (including through 10b5-1 trading plans), through privately negotiated transactions, or through an accelerated repurchase transaction. The primary source of funding for the program is expected to be cash on hand. The timing and amount of share repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.  As of February 27, 2009, the Company had purchased approximately 1,861,600 shares for a total cost of approximately $19.0 million.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	March 3, 2009	By:	/s/ Tina Klocke
			Name:	Tina Klocke
			Title:	Chief Financial Bear, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 3, 2009

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